21\F7V1114 Excess Catastrophe Reinsurance Contract Effective: March 2, 2021 FedNat Insurance Company Sunrise, Florida and Monarch National Insurance Company Sunrise, Florida and Maison Insurance Company Baton Rouge, Louisiana _______________________ Certain identified information has been omitted from this exhibit because it is not material and would be competitively harmful if publicly disclosed. Redactions are indicated by [***].

21\F7V1114 Table of Contents Article Page 1 Classes of Business Reinsured 1 2 Commencement and Termination 1 3 Territory 3 4 Exclusions 3 5 Retention and Limit 4 6 Florida Hurricane Catastrophe Fund 4 7 Other Reinsurance 5 8 Definitions 5 9 Loss Occurrence 6 10 Loss Notices and Settlements 8 11 Salvage and Subrogation 8 12 Reinsurance Premium 9 13 Sanctions 9 14 Offset 9 15 Severability of Interests and Obligations 9 16 Access to Records 10 17 Liability of the Reinsurer 10 18 Net Retained Lines (BRMA 32E) 10 19 Errors and Omissions (BRMA 14F) 10 20 Currency (BRMA 12A) 11 21 Taxes (BRMA 50B) 11 22 Federal Excise Tax (BRMA 17D) 11 23 Reserves 11 24 Insolvency 13 25 Arbitration 13 26 Service of Suit (BRMA 49C) 14 27 Severability (BRMA 72E) 15 28 Governing Law (BRMA 71B) 15 29 Confidentiality 15 30 Non-Waiver 16 31 Agency Agreement (BRMA 73A) 16 32 Notices and Contract Execution 16 33 Collateral Obligations 17 34 Collateral Release 18 35 Limited Recourse and Bermuda Regulations 19 36 Intermediary 20 Schedule A

21\F7V1114 Page 1 Excess Catastrophe Reinsurance Contract Effective: March 2, 2021 entered into by and between FedNat Insurance Company Sunrise, Florida and Monarch National Insurance Company Sunrise, Florida and Maison Insurance Company Baton Rouge, Louisiana (hereinafter collectively referred to as the "Company" except to the extent individually referred to) and The Subscribing Reinsurer(s) Executing the Interests and Liabilities Agreement(s) Attached Hereto (hereinafter referred to as the "Reinsurer") Article 1 - Classes of Business Reinsured By this Contract the Reinsurer agrees to reinsure the excess liability which may accrue to the Company under its policies in force at the effective time and date hereof or issued or renewed at or after that time and date, and classified by the Company as Property business, including but not limited to, Dwelling Fire, Inland Marine, Mobile Home, Commercial and Homeowners business (including any business assumed from Citizens Property Insurance Corporation), subject to the terms, conditions and limitations set forth herein and in Schedule A attached hereto. Article 2 - Commencement and Termination A. This Contract shall become effective at 12:01 a.m., Eastern Standard Time, March 2, 2021, with respect to losses arising out of loss occurrences commencing at or after that time and date, and shall remain in force until 12:01 a.m., Eastern Standard Time, June 1, 2021. B. Notwithstanding the provisions of paragraph A above, the Company may terminate a Subscribing Reinsurer's percentage share in this Contract at any time by giving written notice to the Subscribing Reinsurer in the event any of the following circumstances occur: 1. The Subscribing Reinsurer's policyholders' surplus (or its equivalent under the Subscribing Reinsurer's accounting system) at the inception of this Contract has been reduced by 20.0% or more of the amount of surplus (or the applicable equivalent) 12 months prior to that date; or

21\F7V1114 Page 2 2. The Subscribing Reinsurer's policyholders' surplus (or its equivalent under the Subscribing Reinsurer's accounting system) at any time during the term of this Contract has been reduced by 20.0% or more of the amount of surplus (or the applicable equivalent) at the date of the Subscribing Reinsurer's most recent financial statement filed with regulatory authorities and available to the public as of the inception of this Contract; or 3. The Subscribing Reinsurer's A.M. Best's rating has been assigned or downgraded below A- and/or Standard & Poor's rating has been assigned or downgraded below BBB+; or 4. The Subscribing Reinsurer has become, or has announced its intention to become, merged with, acquired by or controlled by any other entity or individual(s) not controlling the Subscribing Reinsurer's operations previously; or 5. A State Insurance Department or other legal authority has ordered the Subscribing Reinsurer to cease writing business; or 6. The Subscribing Reinsurer has become insolvent or has been placed into liquidation, receivership, supervision, administration, winding-up or under a scheme of arrangement, or similar proceedings (whether voluntary or involuntary) or proceedings have been instituted against the Subscribing Reinsurer for the appointment of a receiver, liquidator, rehabilitator, supervisor, administrator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or 7. The Subscribing Reinsurer has reinsured its entire liability under this Contract without the Company's prior written consent; or 8. The Subscribing Reinsurer has ceased assuming new or renewal property or casualty treaty reinsurance business; or 9. The Subscribing Reinsurer has hired an unaffiliated runoff claims manager that is compensated on a contingent basis or is otherwise provided with financial incentives based on the quantum of claims paid; or 10. The Subscribing Reinsurer has failed to comply with the funding requirements set forth in the Reserves Article. C. The "term of this Contract" as used herein shall mean the period from 12:01 a.m., Eastern Standard Time, March 2, 2021 to 12:01 a.m., Eastern Standard Time, June 1, 2021. However, if this Contract is terminated, the "term of this Contract" as used herein shall mean the period from 12:01 a.m., Eastern Standard Time, March 2, 2021 to the effective time and date of termination. D. If this Contract is terminated or expires while a loss occurrence covered hereunder is in progress, the Reinsurer's liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire loss occurrence had occurred prior to the

21\F7V1114 Page 3 termination or expiration of this Contract, provided that no part of such loss occurrence is claimed against any renewal or replacement of this Contract. Article 3 - Territory The territorial limits of this Contract shall be identical with those of the Company's policies. Article 4 - Exclusions A. This Contract does not apply to and specifically excludes the following: 1. Reinsurance assumed by the Company under obligatory reinsurance agreements, except business assumed by the Company from Citizens Property Insurance Corporation. 2. Hail damage to growing or standing crops. 3. Business rated, coded or classified as Flood insurance or which should have been rated, coded or classified as such. 4. Business rated, coded or classified as Mortgage Impairment and Difference in Conditions insurance or which should have been rated, coded or classified as such. 5. Title insurance and all forms of Financial Guarantee, Credit and Insolvency. 6. Aviation, Ocean Marine, Boiler and Machinery, Fidelity and Surety, Accident and Health, Animal Mortality and Workers Compensation and Employers Liability. 7. Errors and Omissions, Malpractice and any other type of Professional Liability insurance. 8. Loss and/or damage and/or costs and/or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke. Nevertheless, this exclusion does not preclude payment of the cost of removing debris of property damaged by a loss otherwise covered hereunder, subject always to a limit of 25.0% of the Company's property loss under the applicable original policy. 9. Loss or liability as excluded under the provisions of the "War Exclusion Clause" attached to and forming part of this Contract. 10. Nuclear risks as defined in the "Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance (U.S.A.)" attached to and forming part of this Contract. 11. Loss or liability excluded by the Pools, Associations and Syndicates Exclusion Clause (Catastrophe) attached to and forming part of this Contract and any assessment or similar demand for payment related to the FHCF or Citizens Property Insurance Corporation.

21\F7V1114 Page 4 12. Loss or liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part. 13. Losses in the respect of overhead transmission and distribution lines other than those on or within 150 meters (or 500 feet) of the insured premises. 14. Mold, unless resulting from a peril otherwise covered under the policy involved. 15. Loss or liability as excluded under the provisions of the "Terrorism Exclusion" attached to and forming part of this Contract. 16. Loss or liability excluded under the provisions of the Limited Cyber Loss Exclusion No. 1 (Property Treaty Reinsurance) attached to and forming part of this Contract. 17. Loss or liability excluded under the provisions of the Limited Communicable Disease Exclusion No. 2 (Property Treaty Reinsurance) attached to and forming part of this Contract. Article 5 - Retention and Limit A. As respects each excess layer of reinsurance coverage provided by this Contract, the Company shall retain and be liable for the first amount of ultimate net loss, shown as "Company's Retention" for that excess layer in Schedule A attached hereto, arising out of each loss occurrence. The Reinsurer shall then be liable, as respects each excess layer, for the amount by which such ultimate net loss exceeds the Company's applicable retention, but the liability of the Reinsurer under each excess layer shall not exceed the amount, shown as "Reinsurer's Per Occurrence Limit" for that excess layer in Schedule A attached hereto, as respects any one loss occurrence, nor shall the liability of the Reinsurer under each excess layer exceed the amount, shown as "Reinsurer's Term Limit" for that excess layer in Schedule A attached hereto in all for the term of this Contract. B. Notwithstanding the provisions above, no claim shall be made hereunder as respects losses arising out of loss occurrences commencing during the term of this Contract unless at least two risks insured or reinsured by the Company are involved in such loss occurrence. For purposes hereof, the Company shall be the sole judge of what constitutes "one risk." Article 6 - Florida Hurricane Catastrophe Fund The Company has purchased 90.0% of the FHCF mandatory layer of coverage and shall be deemed to inure to the benefit of this Contract. Loss adjustment expense recoveries paid by the

21\F7V1114 Page 5 FHCF in excess of the actual loss adjustment expense paid by the Company shall inure to the benefit of the Company and shall not reduce the amount of ultimate net loss hereunder. Further, any FHCF loss reimbursement shall be deemed to be paid to the Company in accordance with the FHCF reimbursement contract at the full payout level set forth therein and will be deemed not to be reduced by any reduction or exhaustion of the FHCF's claims-paying capacity as respects the mandatory FHCF coverage. Article 7 - Other Reinsurance The Company shall be permitted to carry other reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Contract. Article 8 - Definitions A. "Loss adjustment expense," regardless of how such expenses are classified for statutory reporting purposes, as used in this Contract shall mean all costs and expenses allocable to a specific claim that are incurred by the Company in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including a) pre-judgment interest, unless included as part of the award or judgment; b) post-judgment interest; c) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including Declaratory Judgment Expense; and d) reasonable expenses and a pro rata share of salaries of the Company field employees, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract. Loss adjustment expense as defined above does not include unallocated loss adjustment expense. Unallocated loss adjustment expense includes, but is not limited to, salaries and expenses of employees, other than in (d) above, and office and other overhead expenses. B. "Loss in excess of policy limits" and "extra contractual obligations" as used in this Contract shall mean: 1. "Loss in excess of policy limits" shall mean 90.0% of any amount paid or payable by the Company in excess of its policy limits, but otherwise within the terms of its policy, such loss in excess of the Company's policy limits having been incurred because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company's alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action. Any loss in excess of policy limits that is made in connection with this Contract shall not exceed 25.0% of the actual catastrophe loss. 2. "Extra contractual obligations" shall mean 90.0% of any punitive, exemplary, compensatory or consequential damages paid or payable by the Company, not covered by any other provision of this Contract and which arise from the handling of any claim on business subject to this Contract, such liabilities arising because of, but

21\F7V1114 Page 6 not limited to, failure by the Company to settle within the policy limits or by reason of the Company's alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action. An extra contractual obligation shall be deemed, in all circumstances, to have occurred on the same date as the loss covered or alleged to be covered under the policy. Any extra contractual obligations that are made in connection with this Contract shall not exceed 25.0% of the actual catastrophe loss. Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of policy limits or any extra contractual obligation incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder. C. "Policies" as used in this Contract shall mean all policies, contracts and binders of insurance or reinsurance. D. "Ultimate net loss" as used in this Contract shall mean the sum or sums (including loss in excess of policy limits, extra contractual obligations and loss adjustment expense, as defined herein) paid or payable by the Company in settlement of claims and in satisfaction of judgments rendered on account of such claims, after deduction of all salvage, all recoveries and all claims on inuring insurance or reinsurance, whether collectible or not. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company's ultimate net loss has been ascertained. Article 9 - Loss Occurrence A. The term "loss occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one "loss occurrence" shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event, except that the term "loss occurrence" shall be further defined as follows: 1. As regards a named storm, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of, caused by, occurring during, occasioned by or resulting from the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto. "Named storm" shall mean any storm or storm system that has been declared by the NHC or its successor or any other division of the NWS to be a named storm at any time, which may include, by way of example and not limitation, hurricane, wind, gusts, typhoon, tropical storm, hail, rain, tornados, cyclones, ensuing flood, storm surge, water damage, fire following, sprinkler leakage, riots, vandalism, and collapse, and all losses and perils (including, by way of example and not limitation, those mentioned previously in this sentence) in each case arising out of, caused by, occurring during,

21\F7V1114 Page 7 occasioned by or resulting from such storm or storm system, including by way of example and not limitation the merging of one or more separate storm(s) or storm system(s) into a combined storm surge event. 2. As regards storm or storm systems that are not a named storm, including, by way of example and not limitation, ensuing wind, gusts, typhoon, tropical storm, hail, rain, tornados, cyclones, ensuing flood, storm surge, fire following, sprinkler leakage, riots, vandalism, collapse and water damage, all individual losses sustained by the Company occurring during any period of 144 consecutive hours arising out of, caused by, occurring during, occasioned by or resulting from the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto. 3. As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 96 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 96 consecutive hours may be extended in respect of individual losses which occur beyond such 96 consecutive hours during the continued occupation of an assured's premises by strikers, provided such occupation commenced during the aforesaid period. 4. As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the introductory portion of this paragraph) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company's loss occurrence. 5. As regards freeze, only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting frozen pipes and tanks) may be included in the Company's loss occurrence. 6. As regards firestorms, brush fires and any other fires or series of fires, irrespective of origin (except as provided in subparagraphs 3 and 4 above), all individual losses sustained by the Company which commence during any period of 168 consecutive hours within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another may be included in the Company's loss occurrence. B. For all loss occurrences hereunder, the Company may choose the date and time when any such period of consecutive hours commences, provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident, or loss or series of disasters, accidents, or losses. Furthermore: 1. For all loss occurrences other than those referred to in subparagraphs A.1., A.2., and A.3. above, only one such period of 168 consecutive hours shall apply with respect to one event.

21\F7V1114 Page 8 2. As regards those loss occurrences referred to in subparagraph A.2., only one such period of consecutive hours (as set forth therein) shall apply with respect to one event, regardless of the duration of the event. 3. As regards those loss occurrences referred to in subparagraphs A.1 and A.3. above, if the disaster, accident, or loss or series of disasters, accidents, or losses occasioned by the event is of greater duration than one period of consecutive hours (as set forth therein), then the Company may divide that disaster, accident, or loss or series of disasters, accidents, or losses into two or more loss occurrences, provided that no two periods overlap and no individual loss is included in more than one such period. C. It is understood that losses arising from a combination of two or more perils as a result of the same event may be considered as having arisen from one loss occurrence. Notwithstanding the foregoing, the hourly limitations as stated above shall not be exceeded as respects the applicable perils, and no single loss occurrence shall encompass a time period greater than 168 consecutive hours, except as regards those loss occurrences referred to in subparagraphs A.1., A.4. and A.6. above. Article 10 - Loss Notices and Settlements A. Whenever losses sustained by the Company are reserved by the Company for an amount greater than 50.0% of the Company's respective retention under any excess layer hereunder and/or appear likely to result in a claim under such excess layer, the Company shall notify the Subscribing Reinsurers under that excess layer and shall provide updates related to development of such losses. The Reinsurer shall have the right to participate in the adjustment of such losses at its own expense. B. All loss settlements made by the Company, provided they are within the terms of this Contract and the terms of the original policy (with the exception of loss in excess of policy limits or extra contractual obligations coverage, if any, under this Contract), shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable upon receipt of reasonable evidence of the amount paid by the Company. Article 11 - Salvage and Subrogation The Reinsurer shall be credited with salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights, if, in the Company's opinion, it is economically reasonable to do so.

21\F7V1114 Page 9 Article 12 - Reinsurance Premium As premium for reinsurance coverage provided by this Contract, the Company shall pay an amount, shown as "Reinsurance Premium" for that excess layer in Schedule A attached hereto payable at the inception of this Contract. Article 13 - Sanctions Neither the Company nor any Subscribing Reinsurer shall be liable for premium or loss under this Contract if it would result in a violation of any mandatory sanction, prohibition or restriction under United Nations resolutions or the trade or economic sanctions, laws or regulations of the European Union, United Kingdom or United States of America that are applicable to either party. Article 14 - Offset The Company and the Reinsurer may offset any balance or amount due from one party to the other under this Contract or any other contract heretofore or hereafter entered into between the Company and the Reinsurer, whether acting as assuming reinsurer or ceding company. The provisions of this Article shall not be affected by the insolvency of either party. Article 15 - Severability of Interests and Obligations The rights, duties and obligations set forth below shall apply as if this Contract were a separate contract between the Subscribing Reinsurers and each named reinsured company: A. Balances payable by any Subscribing Reinsurer to or from any reinsured party under the Contract shall not serve to offset any balances recoverable to, or from, any other reinsured party to the Contract and balances payable shall be separated by named reinsured company and paid directly to the appropriate named reinsured company's bank account. B. Balances recoverable by any Subscribing Reinsurer to or from any reinsured party under the Contract shall not serve to offset any balances payable to, or from, any other reinsured party to the Contract. C. Reports and remittances made to the Reinsurer in accordance with the applicable articles of the Contract are to be in sufficient detail to identify both the Reinsurer's loss obligations due to each named reinsured company and each named reinsured company's premium remittance under the report. D. In the event of the insolvency of any of the parties to the Contract, offset shall be only allowed in accordance with the laws of the insolvent party's state of domicile. E. Nothing in this Article shall be construed to provide a separate retention, Reinsurer's limit of liability any one loss occurrence or Reinsurer's annual limit of liability for each named reinsured company.

21\F7V1114 Page 10 Article 16 - Access to Records The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance, provided the Reinsurer gives the Company at least 15 days prior notice of request for such access. However, a Subscribing Reinsurer or its designated representatives shall not have any right of access to the records of the Company if it is not current in all undisputed payments due the Company. "Undisputed" as used herein shall mean any amount that the Subscribing Reinsurer has not contested in writing to the Company specifying the reason(s) why the payments are disputed. Article 17 - Liability of the Reinsurer A. The liability of the Reinsurer shall follow that of the Company in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers and modifications of the Company's policies and any endorsements thereon. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract. B. Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract. Article 18 - Net Retained Lines (BRMA 32E) A. This Contract applies only to that portion of any policy which the Company retains net for its own account (prior to deduction of any underlying reinsurance specifically permitted in this Contract), and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included. B. The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise. Article 19 - Errors and Omissions (BRMA 14F) Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

21\F7V1114 Page 11 Article 20 - Currency (BRMA 12A) A. Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars. B. Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company. Article 21 - Taxes (BRMA 50B) In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia. Article 22 - Federal Excise Tax (BRMA 17D) A. The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax. B. In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government. Article 23 - Reserves (This Article shall only apply if the Trust Account set forth herein is not in place or is not adequately funded.) A. The Reinsurer agrees to fund its share of amounts, including but not limited to, the Company's ceded unearned premium and outstanding loss and loss adjustment expense reserves (including all case reserves plus any reasonable amount estimated to be unreported from known loss occurrences) (hereinafter referred to as "Reinsurer's Obligations") by: 1. Clean, irrevocable and unconditional letters of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or 2. Escrow accounts for the benefit of the Company; and/or 3. Cash advances;

21\F7V1114 Page 12 if the Reinsurer: 1. Is unauthorized in any state of the United States of America or the District of Columbia having jurisdiction over the Company and if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved; or 2. Has an A.M. Best Company's rating equal to or below B++ at the inception of this Contract. The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the insurance regulatory authorities involved. B. With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year and will include an "evergreen clause," which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes: 1. To reimburse itself for the Reinsurer's share of unearned premiums returned to insureds on account of policy cancellations, unless paid in cash by the Reinsurer; 2. To reimburse itself for the Reinsurer's share of losses and/or loss adjustment expense paid under the terms of policies reinsured hereunder, unless paid in cash by the Reinsurer; 3. To reimburse itself for the Reinsurer's share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer; 4. To fund a cash account in an amount equal to the Reinsurer's share of amounts, including but not limited to, the Reinsurer's Obligations as set forth above, funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date; 5. To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer's share of amounts, including but not limited to, the Reinsurer's Obligations as set forth above, if so requested by the Reinsurer. In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for B(1), B(2) or B(4), or in the case of B(3), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.

21\F7V1114 Page 13 Article 24 - Insolvency A. In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. B. Where two or more Subscribing Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company. C. It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees. Article 25 - Arbitration A. As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd's London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

21\F7V1114 Page 14 B. Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction. C. If more than one Subscribing Reinsurer is involved in the same dispute, all such Subscribing Reinsurers shall, at the option of the Company, constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the Subscribing Reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such Subscribing Reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Subscribing Reinsurers participating under the terms of this Contract from several to joint. D. Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties. E. Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Contract, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the state in which the Company has its principal office. Article 26 - Service of Suit (BRMA 49C) (Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities) A. It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. B. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

21\F7V1114 Page 15 Article 27 - Severability (BRMA 72E) If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction. Article 28 - Governing Law (BRMA 71B) This Contract shall be governed by and construed in accordance with the laws of the State of Florida. Article 29 - Confidentiality A. The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract, including all information obtained through any audits and any claims information between the Company and the Reinsurer, and any submission or other materials relating to any renewal (hereinafter referred to as "Confidential Information") are proprietary and confidential to the Company. B. Except as provided for in paragraph C below, the Reinsurer shall not disclose any Confidential Information to any third parties, including but not limited to the Reinsurer's subsidiaries and affiliates, other insurance companies and their subsidiaries and affiliates, underwriting agencies, research organizations, any unaffiliated entity engaged in modeling insurance or reinsurance data, and statistical rating organizations. C. Confidential Information may be used by the Reinsurer only in connection with the performance of its obligations or enforcement of its rights under this Contract and will only be disclosed when required by (1) retrocessionaires subject to the business ceded to this Contract, (2) regulators performing an audit of the Reinsurer's records and/or financial condition, (3) external auditors performing an audit of the Reinsurer's records in the normal course of business, or (4) the Reinsurer's legal counsel; provided that the Reinsurer advises such parties of the confidential nature of the Confidential Information and their obligation to maintain its confidentiality. The Company may require that any third-party representatives of the Reinsurer agree, in writing, to be bound by this Confidentiality Article or by a separate written confidentiality agreement, containing terms no less stringent than those set forth in this Article. If a third-party representative of the Reinsurer is not bound, in writing, by this Confidentiality Article or by a separate written confidentiality agreement, the Reinsurer shall be responsible for any breach of this provision by such third-party representative of the Reinsurer. D. Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure, to the extent legally permissible, and to

21\F7V1114 Page 16 use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article. E. Any disclosure of Non-Public Personally Identifiable Information shall comply with all state and federal statutes and regulations governing the disclosure of Non-Public Personally Identifiable Information. "Non-Public Personally Identifiable Information" shall be defined as this term or a similar term is defined in any applicable state, provincial, territory, or federal law. Disclosing or using this information for any purpose not authorized by applicable law is expressly forbidden without the prior consent of the Company. F. The parties agree that any information subject to privilege, including the attorney-client privilege or attorney work product doctrine (collectively "Privilege") shall not be disclosed to the Reinsurer until, in the Company's opinion, such Privilege is deemed to be waived or otherwise compromised by virtue of its disclosure pursuant to this Contract. Furthermore, the Reinsurer shall not assert that any Privilege otherwise applicable to the Confidential Information has been waived or otherwise compromised by virtue of its disclosure pursuant to this Contract. G. The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns. Article 30 - Non-Waiver The failure of the Company or Reinsurer to insist on compliance with this Contract or to exercise any right, remedy or option hereunder shall not: (1) constitute a waiver of any rights contained in this Contract, (2) prevent the Company or Reinsurer from thereafter demanding full and complete compliance, (3) prevent the Company or Reinsurer from exercising such remedy in the future, nor (4) affect the validity of this Contract or any part thereof. Article 31 - Agency Agreement (BRMA 73A) If more than one reinsured company is named as a party to this Contract, the first named company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party. Article 32 - Notices and Contract Execution A. Whenever a notice, statement, report or any other written communication is required by this Contract, unless otherwise specified, such notice, statement, report or other written communication may be transmitted by certified or registered mail, nationally or internationally recognized express delivery service, personal delivery, electronic mail, or facsimile. With the exception of notices of termination, first class mail is also acceptable.

21\F7V1114 Page 17 B. The use of any of the following shall constitute a valid execution of this Contract or any amendments thereto: 1. Paper documents with an original ink signature; 2. Facsimile or electronic copies of paper documents showing an original ink signature; and/or 3. Electronic records with an electronic signature made via an electronic agent. For the purposes of this Contract, the terms "electronic record," "electronic signature" and "electronic agent" shall have the meanings set forth in the Electronic Signatures in Global and National Commerce Act of 2000 or any amendments thereto. C. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original. Article 33 - Collateral Obligations A. The Subscribing Reinsurer agrees to establish a Trust Account for the sole benefit of the Company in accordance with the Trust Agreement entered into by the Company, the Subscribing Reinsurer and the Trustee and to deposit therein sufficient Eligible Investments (as defined in the Trust Agreement) to cover 100% of the Subscribing Reinsurer's Obligations hereon. Such Trust Agreement shall attach to and form part of this Contract. B. The term "Obligations" as used herein shall mean: 1. during the term of this Contract, the obligations shall be the Subscribing Reinsurer's share of the applicable limit for each excess layer, less any unpaid premium (net of brokerage in the amount of 10.0% of the reinsurance premium for that excess layer, and Federal Excise Tax in the amount of 1.0% of the reinsurance premium for that excess layer), and less any ultimate net loss recovered from the Subscribing Reinsurer; and 2. upon the termination or expiration of this Contract, the Obligations will be determined in accordance with the Collateral Release Article herein. C. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said Trust may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes: 1. To reimburse itself for the Reinsurer's share of unearned premiums on the account of cancellations, unless paid in cash by the Reinsurer; 2. To reimburse itself for the Reinsurer's share of Ultimate Net Loss paid under the terms of the policies reinsured hereunder, unless paid in cash by the Reinsurer;

21\F7V1114 Page 18 3. To fund a cash account in the amount equal to the Reinsurer's Obligations, if said Trust has not been renewed or replaced by the Reinsurer ten (10) days prior to its expiration date; or 4. To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer's Obligations, if so requested by the Reinsurer. In the event the amount drawn by the Company on any Trust is in excess of the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. D. The Reinsured agrees to provide the Reinsurer with loss reports (containing a breakdown of paid losses, case reserves and losses incurred but not reported) promptly following the periods ending each March 31, June 30, September 30 and December 31, commencing with the period ending March 31, 2021 until commutation in accordance with the Collateral Release Clause. Article 34 - Collateral Release A. On the expiration or termination of this Contract, if the Trust has not yet been terminated, the Company shall calculate, on a monthly basis, how much, if any, of the collateral shall be released from the Trust, as follows: 1. For each potentially covered event, the Company shall multiply the most recent Loss Amount (the sum of (i) losses and loss expenses paid, (ii) reserves for losses reported and outstanding and (iii) reserves for losses incurred but not reported) by the appropriate Buffer Loss Factor from the table below, based upon the type of Loss Occurrence and the number of months which have elapsed since the event. The product of this calculation shall be defined as the Buffered Loss Amount ("BLA"). For the avoidance of doubt, the Loss Amount must be consistent with the amount recorded in the Company's accounting records. Buffer Loss Factor Table for all Loss Occurrences Number of Calendar Months after the expiration of this Contract Loss Occurrences Commencing during the period of March 1 through March 31, both days inclusive Loss Occurrences Commencing during the period of April 1 through May 15, both days inclusive Loss Occurrences Commencing during the period of May 16 through May 31, both days inclusive 0 to 3 150% 160% 170% > 3 to 6 140% 145% 145% > 6 to 9 125% 125% 125% Thereafter 110% 110% 110% 2. The BLA shall then be reduced by inuring reinsurance recoveries, if any, and the Company's retention, as set forth in the Retention and Limit Article, and the result shall

21\F7V1114 Page 19 be known as the "Presumed Ultimate Net Loss". The Presumed Ultimate Net Loss will equal the sum of these contributions. 3. An amount equal to the total presumed ceded ultimate net loss (less any ultimate net loss already paid by the Subscribing Reinsurer) shall be retained in the Trust Account. The 'presumed ceded ultimate net loss' shall mean the lesser of either: a. the Subscribing Reinsurer's share of the applicable limit for each excess layer; or b. the Subscribing Reinsurer's share of the presumed ultimate net loss (as defined in paragraph A.2 above). B. So long as there is any security on deposit in the Trust, starting on the first business day after the date of expiration of this Contract and thereafter within ten (10) business days after the end of each month, the Company shall perform this calculation and deliver a report substantially in the form of the Collateral Calculation Table, attached to this Contract, to the Reinsurer(s). Collateral will be adjusted based on this calculation. To the extent that the calculation indicates that the collateral should be reduced, the Company shall promptly instruct the Trustee to return the excess collateral to the Reinsurer from the Trust as soon as reasonably possible. Once collateral held in the Trust has been released to the Reinsurer in accordance with this paragraph, the Company shall have no recourse to such assets. Thereafter the Reinsurer’s maximum limit of liability hereunder will be equal to the amount then retained in the Trust. C. Commutation of this Contract shall occur at the earlier of the full release of collateral from the Trust, or, at the Reinsurer's option, at any time following twenty-four (24) months after the expiration of this Contract. Both parties shall be completely released from all liability under this Contract, whether known or unknown. Article 35 - Limited Recourse and Bermuda Regulations A. Segregated Account: This Contract is entered into by White Rock Insurance (SAC) Ltd. acting in respect of its segregated account Acacia 01, (the "Segregated Account") for the purposes of section 11(3) of the Segregated Accounts Companies Act 2000 of Bermuda (the "SAC Act"). Each party acknowledges that the Subscribing Reinsurer is a segregated accounts company under the SAC Act and agrees that its rights and obligations under this Contract are subject to the provisions of the SAC Act. B. Limited Recourse and No Further Action: Except as expressly provided in this Contract and in accordance with the provisions of sections 11(4) and 17(5) of the SAC Act, the parties agree that their right to claim or proceed against the Segregated Account of the Subscribing Reinsurer in respect of this Contract is confined to the assets linked to such Segregated Account and, where a claim, liability or obligation of the Subscribing Reinsurer arises from or in connection with this Contract , recourse shall be limited to the assets linked to such Segregated Account as evidenced in the books and records of Subscribing Reinsurer. No such claim, liability or obligation shall extend, and no party shall have recourse, to any asset of the Subscribing Reinsurer linked to any other segregated account established by Subscribing Reinsurer pursuant to the SAC Act or to the general account (as defined in the SAC Act) of the Subscribing Reinsurer or otherwise. In addition, no asset

21\F7V1114 Page 20 shall be transferred at any time from the general account of Subscribing Reinsurer to any segregated account in connection with satisfying any such claim, liability or obligation unless otherwise expressly agreed in writing by the parties hereto in accordance with the requirements of the SAC Act. If the assets linked to the Segregated Account are insufficient to meet the obligations of the Subscribing Reinsurer under this Contract, the Subscribing Reinsurer's obligations shall be limited to such assets and the parties shall not be entitled to take any further steps against Subscribing Reinsurer to recover any further sum and no debt shall be owed to the parties by Subscribing Reinsurer. C. Governing Law: The effect of this Limited Recourse and Bermuda Regulations Article and the rights and obligations of any party pursuant to this Article shall be governed by the laws of Bermuda with reference to the SAC Act and, for such purpose only, the parties hereto irrevocably submit to the jurisdiction of the Supreme Court of Bermuda. Except as otherwise defined herein or unless the context otherwise requires, terms and expressions defined in this Article have the same meanings given to them in the SAC Act. D. Arbitration: Where this Contract provides for any matter to be referred to an arbitrator, in all such cases (i) the arbitrator shall respect the Limited Recourse and No Further Action provisions provided in paragraph B. of this Article, (ii) the arbitrator shall follow and be bound by the SAC Act, and (iii) any award by the arbitrator shall be subject to the SAC Act. For the avoidance of doubt, the arbitrator shall not have the power to make an award that is inconsistent with the Limited Recourse and No Further Action provisions and/or the SAC Act. E. Each party agrees that, if there is an inconsistency between the provisions of this Article and any other provisions of this Contract, this Article shall prevail. Article 36 - Intermediary Aon Benfield Inc., or one of its affiliated corporations duly licensed as a reinsurance intermediary, is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating to this Contract will be transmitted to the Company or the Reinsurer through the Intermediary. Payments by the Company to the Intermediary will be deemed payment to the Reinsurer. Payments by the Reinsurer to the Intermediary will be deemed payment to the Company only to the extent that such payments are actually received by the Company.

21\F7V1114 Page 21 In Witness Whereof, the Company by its duly authorized representatives has executed this Contract as of the dates specified below: This 30th day of March in the year 2021 . FedNat Insurance Company /s/ Michael Braun This 30th day of March in the year 2021 . Monarch National Insurance Company /s/ Michael Braun This 30th day of March in the year 2021 . Maison Insurance Company /s/ Douglas Raucy

21\F7V1114 Schedule A Schedule A Excess Catastrophe Reinsurance Contract Effective: March 2, 2021 FedNat Insurance Company Sunrise, Florida and Monarch National Insurance Company Sunrise, Florida and Maison Insurance Company Baton Rouge, Louisiana First Excess Second Excess Reinsurer's Retention [***] [***] Reinsurer's Per Occurrence Limit [***] [***] Reinsurer's Term Limit [***] [***] Reinsurance Premium [***] [***] The figures listed above for each excess layer shall apply to each Subscribing Reinsurer in the percentage share for that excess layer as expressed in its Interests and Liabilities Agreement attached hereto.

21\F7V1114 Collateral Calculation Table Collateral Calculation Table Excess Catastrophe Reinsurance Contract Effective: March 2, 2021 FedNat Insurance Company Sunrise, Florida and Monarch National Insurance Company Sunrise, Florida and Maison Insurance Company Baton Rouge, Louisiana Collateral Release Calculation as of __________ [INSERT REPORTING PERIOD] Line No. Col 1 Col. 2 Col. 3 Col. 4 Col. 5 Col. 6 Col. 7 Col. 8 Col. 9 Date of Loss Event Description Loss Amount Buffer Loss Factor Buffered Loss Amount (Col. 3 x Col. 4) Inuring Reinsurance BLA net of inuring (Col. 5 - Col. 6) Retention Balance* (Col. 7 –Col. 8) 1A [***] 1B [***] 1C [***] 1D [***] 1E [***] 1F [***] 2 Total presumed ultimate net loss (sum of Col. 9) 3 Total presumed ceded ultimate net loss (the Subscribing Reinsurer's share of Line 2)** 4 Total ultimate net losses already paid by the Subscribing Reinsurer under this Contract 5 Subscribing Reinsurer's Obligation – Line 3 minus Line 4 6 Collateral in the Trust 7 Collateral Adjustment – Line 5 minus Line 6 (a negative number indicates the amount by which the collateral must be reduced) * If the Balance is zero or a negative number, put zero since such loss occurrence does not contribute to the total presumed ultimate net loss. ** If the amount is greater than the Subscribing Reinsurer's share of the excess layer, enter the Subscribing Reinsurer's share of the excess layer.

21\F7V1114 War Exclusion Clause As regards interests which at time of loss or damage are on shore, no liability shall attach hereto in respect of any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

21\F7V1114 Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance (U.S.A.) 1. This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks. 2. Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to: I. Nuclear reactor power plants including all auxiliary property on the site, or II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material," and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission. 3. Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate (a) where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof. 4. Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against. 5. It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard. 6. The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof. 7. Reassured to be sole judge of what constitutes: (a) substantial quantities, and (b) the extent of installation, plant or site. Note.-Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply. (b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply. 12/12/57 N.M.A. 1119 BRMA 35B

21\F7V1114 Page 1 of 2 Pools, Associations and Syndicates Exclusion Clause (Catastrophe) It is hereby understood and agreed that: A. This Contract excludes loss or liability arising from: 1. Business derived directly or indirectly from any pool, association, or syndicate which maintains its own reinsurance facilities. This subparagraph 1 shall not apply with respect to: a. Residual market mechanisms created by statute. This Contract shall not extend, however, to afford coverage for liability arising from the inability of any other participant or member in the residual market mechanism to meet its obligations, nor shall this Contract extend to afford coverage for liability arising from any claim against the residual market mechanism brought by or on behalf of any insolvency fund (as defined in the Insolvency Fund Exclusion Clause incorporated in this Contract). For the purposes of this Clause, the California Earthquake Authority shall be deemed to be a "residual market mechanism." b. Inter-agency or inter-government joint underwriting or risk purchasing associations (however styled) created by or permitted by statute or regulation. 2. Those perils insured by the Company that the Company knows, at the time the risk is bound, to be insured by or in excess of amounts insured or reinsured by any pool, association or syndicate formed for the purpose of insuring oil, gas, or petro-chemical plants; oil or gas drilling rigs; and/or aviation risks. This subparagraph 2 shall not apply: a. If the total insured value over all interests of the risk is less than $250,000,000. b. To interests traditionally underwritten as Inland Marine or Stock or Contents written on a blanket basis. c. To Contingent Business Interruption liability, except when it is known to the Company, at the time the risk is bound, that the key location is insured by or through any pool, association or syndicate formed for the purpose of insuring oil, gas, or petro-chemical plants; oil or gas drilling rigs; and/or aviation risks; unless the total insured value over all interests of the risk is less than $250,000,000. B. With respect to loss or liability arising from the Company's participation or membership in any residual market mechanism created by statute, the Company may include in its ultimate net loss only amounts for which the Company is assessed as a direct consequence of a covered loss occurrence, subject to the following provisions: 1. Recovery is limited to perils otherwise protected hereunder. 2. In the event the terms of the Company's participation or membership in any such residual market mechanism permit the Company to recoup any such direct

21\F7V1114 Page 2 of 2 assessment attributed to a loss occurrence by way of a specific policy premium surcharge or similar levy on policyholders, the amount received by the Company as a result of such premium surcharge or levy shall reduce the Company's ultimate net loss for such loss occurrence. 3. The result of any rate increase filing permitted by the terms of the Company's participation or membership in any such residual market mechanism following any assessment shall have no effect on the Company's ultimate net loss for any covered loss occurrence. 4. The result of any premium tax credit filing permitted by the terms of the Company's participation or membership in any such residual market mechanism following any assessment shall reduce the Company's ultimate net loss for any covered loss occurrence. 5. The Company may not include in its ultimate net loss any amount resulting from an assessment that, pursuant to the terms of the Company's participation or membership in the residual market mechanism, the Company is required to pay only after such assessment is collected from the policyholder. 6. The ultimate net loss hereunder shall not include any monies expended to purchase or retire bonds as a consequence of being a member of a residual market mechanism nor any fines or penalties imposed on the Company for late payment. 7. If, however, a residual market mechanism only provides for assessment based on an aggregate of losses in any one contract or plan year of said mechanism, then the amount of that assessment to be included in the ultimate net loss for any one loss occurrence shall be determined by multiplying the Company's share of the aggregate assessment by a factor derived by dividing the Company's ultimate net loss (net of the assessment) with respect to the loss occurrence by the total of all of its ultimate net losses (net of assessments) from all loss occurrences included by the mechanism in determining the assessment. 8/1/2012

21\F7V1114 Terrorism Exclusion (Property Treaty Reinsurance) Notwithstanding any provision to the contrary within this Contract or any amendment thereto, it is agreed that this Contract excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from or arising out of or in connection with any act of terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss. An act of terrorism includes any act, or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or any political division thereof, or in pursuit of political, religious, ideological or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which: 1. Involves violence against one or more persons, or 2. Involves damage to property; or 3. Endangers life other than the person committing the action; or 4. Creates a risk to health or safety of the public or a section of the public; or 5. Is designed to interfere with or disrupt an electronic system. This Contract also excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against or responding to any act of terrorism. Notwithstanding the above and subject otherwise to the terms, conditions, and limitations of this Contract, in respect only of personal lines, this Contract will pay actual loss or damage (but not related cost and expense) caused by any act of terrorism provided such act is not directly or indirectly caused by, contributed to by, resulting from or arising out of or in connection with radiological, biological, chemical, or nuclear pollution or contamination.

21\F7V1114 Limited Cyber Loss Exclusion No. 1 (Property Treaty Reinsurance) 1. Notwithstanding any provision to the contrary within this Contract or any endorsement thereto, this Contract excludes all loss, damage, liability, cost or expense of whatsoever nature directly or indirectly caused by, contributed to by, resulting from, arising out of or in connection with: 1.1. any loss of, alteration of, or damage to or a reduction in the functionality, availability or operation of a Computer System, unless subject to the provisions of paragraph 2; 1.2. any loss of use, reduction in functionality, repair, replacement, restoration or reproduction of any Data, including any amount pertaining to the value of such Data. 2. Subject to the other terms, conditions and exclusions contained in this Contract, this Contract will cover physical damage to property insured under the original policies and any Time Element Loss directly resulting therefrom where such physical damage is directly occasioned by any of the following perils: fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, freeze or weight of snow Definitions 3. "Computer System" means any computer, hardware, software, communications system, electronic device (including, but not limited to, smart phone, laptop, tablet, wearable device), server, cloud or microcontroller including any similar system or any configuration of the aforementioned and including any associated input, output, data storage device, networking equipment or back up facility. 4. "Data" means information, facts, concepts, code or any other information of any kind that is recorded or transmitted in a form to be used, accessed, processed, transmitted or stored by a Computer System. 5. "Time Element Loss" means business interruption, contingent business interruption or any other consequential losses. LMA5410 06 March 2020

21\F7V1114 Limited Communicable Disease Exclusion No. 2 (Property Treaty Reinsurance) 1. Notwithstanding any provision to the contrary within this Contract, this Contract excludes any loss, damage, liability, claim, cost or expense of whatsoever nature, directly or indirectly caused by, contributed to by, resulting from, arising out of, or in connection with a Communicable Disease or the fear or threat (whether actual or perceived) of a Communicable Disease regardless of any other cause or event contributing concurrently or in any other sequence thereto. 2. Subject to the other terms, conditions and exclusions contained in this Contract, this Contract will cover physical damage to property insured under the original policies and any Time Element Loss directly resulting therefrom where such physical damage is directly caused by or arising from any of the following perils: fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, rainstorm, hail, tornado, cyclone, typhoon, hurricane, earthquake, seaquake, seismic and/or volcanic disturbance/eruption, tsunami, flood, freeze, ice storm, weight of snow or ice, avalanche, meteor/asteroid impact, landslip, landslide, mudslide, bush fire, forest fire, riot, riot attending a strike, civil commotion, vandalism and malicious mischief. Definitions 3. "Communicable Disease" means any disease which can be transmitted by means of any substance or agent from any organism to another organism where: 3.1.the substance or agent includes, but is not limited to, a virus, bacterium, parasite or other organism or any variation thereof, whether deemed living or not, and 3.2.the method of transmission, whether direct or indirect, includes but is not limited to, airborne transmission, bodily fluid transmission, transmission from or to any surface or object, solid, liquid or gas or between organisms, and 3.3.the disease, substance or agent can cause or threaten damage to human health or human welfare or can cause or threaten damage to, deterioration of, loss of value of, marketability of or loss of use of property. 4. "Time Element Loss" means business interruption, contingent business interruption or any other consequential losses. LMA5503 15 May 2020

21\F7V1114 The Interests and Liabilities Agreements, constituting 2 pages in total, have been omitted from this exhibit because such agreements are not material and would be competitively harmful if publicly disclosed.